Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2020 Results

Q4 and Full-Year 2020 GAAP EPS of $0.58 and $2.20
Q4 and Full-Year 2020 Adjusted EPS* of $0.89 and $2.80
Introducing 2021 Full-Year Adjusted EPS* Guidance Range of $3.00-$3.20

CHARLOTTE, N.C., February 23, 2021 /Globe Newswire/ — SPX Corporation (NYSE:SPXC) today reported results for the fourth quarter and the year ended December 31, 2020.

Gene Lowe, President and CEO, remarked, “2020 was a highly unusual and challenging year. I want to thank all of our employees for their immense dedication and perseverance throughout this difficult time. Facing an unprecedented worldwide pandemic, our team continued to make safety our top priority, while rapidly adapting and executing effectively on our value creation goals. We closed the year with solid results, growing our full-year revenue, segment income and earnings per share.”

“We enter 2021 well-positioned for further growth,” continued Mr. Lowe. “This year we anticipate a double digit increase in adjusted earnings per share, and will continue to pursue opportunities to accelerate our growth, including acquisitions across our strategic platforms. We will also continue to drive progress on our key initiatives, including extending our continuous improvement processes across the organization, expanding our use of digital solutions to strengthen our customers’ experience, enhancing our focus on sustainability, and building on the successes of our employee development and Diversity & Inclusion programs.”

Mr. Lowe concluded, “With a strong balance sheet, a talented, experienced team, and attractive businesses that are operating at high levels of efficiency, SPX is poised to continue generating value in 2021 and for years to come.”

Fourth Quarter 2020 Overview:

For the fourth quarter of 2020, the company reported revenue of $456.8 million and operating income of $34.9 million, compared with revenue of $443.4 million and operating income of $51.6 million in the fourth quarter of 2019. Operating income in Q4 2020 included the effect of a $9.4 million charge resulting from changes in estimates associated with asbestos product liability matters.

Diluted per share income from continuing operations attributable to SPX Corporation in the fourth quarter of 2020 was $0.58, compared with $0.76 per share in the fourth quarter of 2019. In addition to the charge noted above, results for the fourth quarter of 2020 included the effect of several items recorded below the operating income line. These include a further charge of $7.6 million resulting from changes in estimates associated asbestos product liability matters and $4.7 million of income derived from company-owned life insurance policies, both included in other income (expense), net, as well as tax benefits related to various audit settlements, statute expirations, and other adjustments to liabilities for uncertain tax positions.

SPX’s adjusted consolidated revenue* was $456.1 million and adjusted operating income* was $49.2 million, compared with adjusted consolidated revenue* of $445.1 million and adjusted operating income* of $62.6 million in the fourth quarter of 2019. Adjusted operating income in Q4 2020 included the effect of the $9.4 million charge noted above. Adjusted earnings per share* in the fourth quarter of 2020 was $0.89, compared with $0.96 in the fourth quarter of 2019. Adjusted results for Q4 2020 also included the effect of the items recorded below the operating income line that are noted above.

Full-Year 2020 Overview:

For the full-year 2020, the company reported revenue of $1.6 billion and operating income of $132.0 million, compared with revenue of $1.5 billion and operating income of $110.0 million in 2019. Operating income in 2020 included the effect of the $9.4 million charge noted in the discussion of fourth quarter results above. Diluted per share income from continuing operations in 2020 was $2.20, compared with $1.71 in 2019. Results for the full-year 2020 also included the effect of the items recorded below the operating income line noted above.

SPX’s adjusted consolidated revenue* for 2020 was $1.6 billion and adjusted operating income* was $169.4 million, compared with adjusted consolidated revenue* of $1.5 billion and adjusted operating income* of $172.3 million in 2019. Adjusted operating income in 2020 included the effect of the $9.4 million charge noted above. Adjusted earnings per share* in 2020 was $2.80, compared with $2.76 in 2019. Adjusted results for the full-year 2020 also included the effect of the items recorded below the operating income line noted above.

Fourth Quarter and Full-Year Financial Comparisons:

GAAP Results:

($ millions)	Q4 2019	Q4 2020	FY 2019	FY 2020
Revenue	$443.4	$456.8	$1,520.9	$1,559.5
Segment Income	69.5	65.1	176.5	203.7
Operating Income	51.6	34.9	110.0	132.0

Adjusted Results:

($ millions)	Q4 2019	Q4 2020	FY 2019	FY 2020
Adjusted Consolidated Revenue*	$445.1	$456.1	$1,527.0	$1,555.5
Adjusted Segment Income*	79.4	77.3	231.0	238.3
Adjusted Operating Income*	62.6	49.2	172.3	169.4

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q4 2020 was $185.3 million, compared with $193.8 million in Q4 2019, a decrease of 4.4%. This included a decrease on organic revenue* of 7.9% due to a decrease in sales of cooling and heating products, a 3.0% increase from the acquisition of Patterson-Kelley and a 0.5% favorable impact related to currency fluctuation.

Segment income in Q4 2020 was $33.9 million, compared to $38.1 million in Q4 2019. Adjusted segment income*, which excludes intangible amortization expense of $0.7 million and one-time acquisition costs of $0.5 million, was $35.1 million, or 18.9% of revenue. This compares with adjusted segment income* of $39.2 million, or 20.2% of revenue in Q4 2019, which excludes intangible amortization expense of $1.1 million. The decrease in adjusted segment income* and 130 basis point decrease in adjusted segment income margin* were due to the lower revenue noted above, as well as a less favorable mix of cooling product sales.

Full-year 2020 revenue decreased to $590.7 million from $593.2 million in 2019, a decrease of 0.4%. The decrease was due to lower organic sales of heating products, partially offset by the benefit of the Patterson-Kelley acquisition, and, to a lesser extent, higher organic sales of cooling products.

Full-year 2020 segment income was $93.4 million, compared to $95.4 million in 2019. Adjusted segment income*, which excludes intangible amortization expense of $2.9 million and one-time acquisition related costs of $0.6 million, was $96.9 million, or 16.4% of revenue. This compares with adjusted segment income* of $96.8 million in 2019, or 16.3% of revenue, which excludes intangible amortization expense of $1.4 million. The income from the Patterson-Kelly acquisition offset a decline in income associated with lower organic sales.

Detection & Measurement

Revenue in Q4 2020 was $118.1 million, compared with $100.5 million in Q4 2019, an increase of 17.5%, including a 13.9% increase from the acquisitions of ULC Robotics and Sensors & Software, a 1.0% favorable currency impact, and an organic revenue increase of 2.6%. The organic increase was due to higher sales of location & inspection and fare collection products, partially offset by lower sales of communication technologies products.

Segment income in Q4 2020 was $20.7 million, compared to $22.5 million in Q4 2019. Adjusted segment income*, which excludes intangible amortization expense of $5.0 million and one-time acquisition related costs of $0.7 million, was $26.4 million, or 22.4% of revenue. This compares with adjusted segment income* of $24.1 million, or 24.0% of revenue*, in Q4 2019, which excludes intangible amortization expense of $1.8 million and a favorable revision of acquisition related costs of $0.2 million. The increase in adjusted segment income* is due to the acquisitions noted above. The 160 basis point decrease in adjusted segment income margin* was driven primarily by lower project sales of high-margin communication technologies equipment.

Full-year 2020 revenue was $387.3 million, compared with $384.9 million in 2019, an increase of 0.6%. The increase in revenue was due to the impact of the acquisitions of ULC and Sensors & Software in 2020, partially offset by lower sales of communication technologies equipment.

Full-year 2020 segment income was $69.1 million, compared to $81.7 million in 2019. Adjusted segment income*, which excludes intangible amortization expense of $11.1 million and one-time acquisition related costs of $0.7 million, was $80.9 million, or 20.9% of revenue. This compares with adjusted segment income* of $91.2 million in 2019, or 23.7% of revenue, which excludes intangible amortization expense of $7.5 million and one-time acquisition related costs of $2.0 million. The decrease in adjusted segment income* and margin was due primarily to the lower project sales of high-margin communication technologies equipment noted above.

Engineered Solutions

Revenue in Q4 2020 was $152.7 million, compared with $150.8 million in Q4 2019, an increase of 1.3%, driven by higher sales of transformers and process cooling products.

Segment income in Q4 2020 was $15.8 million, or 10.3% of revenue, compared with segment income of $16.1 million, or 10.7% of revenue in Q4 2019. The 40 basis points decrease in segment income margin was due to a less profitable sales mix of process cooling products.

Full-year 2020 revenue was $577.5 million, compared with $548.9 million in 2019, an increase of 5.2%, driven by higher sales of transformers and process cooling products.

Full-year 2020 segment income was $60.5 million, or 10.5% of revenue, compared to segment income of $43.0 million, or 7.8% of revenue, in 2019. The increase in segment income and margin was primarily due to the increase in revenue noted above.

Other

Other, which includes the South African operations, had revenue of $0.7 million in Q4 2020, compared with $(1.7) million in Q4 2019, which included adjustments that reduced revenue associated with the South African projects.

Other incurred a loss in Q4 2020 of $(5.3) million, compared with a loss of $(7.2) million in Q4 2019. The decrease in the loss was due primarily to the winding down of operations associated with the projects in South Africa.

Full-year 2020 revenue was $4.0 million compared with ($6.1) million in 2019. Revenue for 2019 included adjustments that reduced revenue associated with the South African projects.

Other incurred a loss of $(19.3) million in 2020, compared with a loss of $(43.6) million in 2019. The decrease in the loss is due primarily to the prior year adjustments in revenue noted above associated with the projects in South Africa.

Financial Update:

As of December 31, 2020, SPX had total outstanding debt of $412.4 million and total cash of $68.3 million. During the full-year 2020, SPX generated net operating cash from continuing operations of $131.1 million. Capital expenditures for continuing operations for the full-year 2020 were $21.5 million. Net leverage, as calculated under the company’s bank credit agreement was 1.65x, compared with 1.85x at the end of Q3 2020.

2021 Guidance:

SPX is targeting 2021 adjusted consolidated revenue* of approximately $1.6 billion, an adjusted operating income margin* of approximately 12%, and adjusted earnings per share* in a range of $3.00 to $3.20.

Segment and company performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	Growth of low-to-mid single digits %	Modest increase
Detection & Measurement	Growth of low-to-mid teens % including 2020 acquisitions impact	Approximately flat
Engineered Solutions	Growth of low-single digits %	Approximately flat
Total SPX Adjusted	Growth of mid-single digits %	Modest increase

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African operations, categorized as “Other” in the company’s segment reporting structure. The company reports separately on the results of the “Other” category. The company anticipates reporting the results of the business included in the “Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Beginning in the fourth quarter of 2020, the company began reporting the Heat Transfer business as a discontinued operation for all periods presented. Previously Heat Transfer was reported as a part of “Other,” along with the South African operations.

Form 10-K: The company expects to file its annual report on Form 10-K for the year ended December 31, 2020 with the Securities and Exchange Commission on or before March 2, 2021. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results and 2021 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 9896843

A replay of the call will be available by telephone through Tuesday, March 2nd, 2021.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 9896843
About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.6 billion in annual revenue in 2020 and more than 4,500 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Revenues	$456.8	$443.4	$1,559.5	$1,520.9
Costs and expenses:
Cost of products sold	313.7	299.5	1,080.6	1,078.2
Selling, general and administrative	90.8	88.8	320.0	317.6
Intangible amortization	5.7	2.9	14.0	8.9
Impairment of intangible assets	0.7	—	0.7	—
Special charges, net	1.6	0.6	3.2	4.4
Other operating expenses, net	9.4	—	9.0	1.8
Operating income	34.9	51.6	132.0	110.0

Other income (expense), net	(6.7)	(15.0)	2.7	(5.2)
Interest expense	(4.4)	(5.4)	(18.4)	(21.0)
Interest income	—	0.5	0.2	1.8
Loss on amendment/refinancing of senior credit agreement	—	(0.6)		(0.6)
Income from continuing operations before income taxes	23.8	31.1	116.5	85.0
Income tax (provision) benefit	3.1	(2.0)	(15.8)	(13.9)
Income from continuing operations	26.9	29.1	100.7	71.1

Gain (loss) from discontinued operations, net of tax	0.2	(0.6)	0.2	(1.4)
Loss on disposition of discontinued operations, net of tax	(2.5)	(3.1)	(3.7)	(4.4)
Loss from discontinued operations, net of tax	(2.3)	(3.7)	(3.5)	(5.8)

Net income attributable to SPX Corporation common shareholders	24.6	25.4	97.2	65.3
Adjustment related to redeemable noncontrolling interest	—	5.6	—	5.6
Net income attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$24.6	$31.0	$97.2	$70.9

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income from continuing operations, net of tax	$26.9	$34.7	$100.7	$76.7
Loss from discontinued operations, net of tax	(2.3)	(3.7)	(3.5)	(5.8)
Net income	$24.6	$31.0	$97.2	$70.9

Basic income (loss) per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.60	$0.79	$2.26	$1.75
Loss from discontinued operations attributable to SPX Corporation common shareholders	(0.05)	(0.09)	(0.08)	(0.14)
Net income per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.55	$0.70	$2.18	$1.61

Weighted-average number of common shares outstanding — basic	44.894	44.157	44.628	43.942

Diluted income (loss) per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.58	$0.76	$2.20	$1.71
Loss from discontinued operations attributable to SPX Corporation common shareholders	(0.05)	(0.08)	(0.08)	(0.13)
Net income per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.53	$0.68	$2.12	$1.58

Weighted-average number of common shares outstanding — diluted	46.151	45.491	45.766	44.957

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$68.3	$54.6
Accounts receivable, net	271.8	264.8
Contract assets	81.1	63.1
Inventories, net	162.0	154.9
Other current assets (includes income taxes receivable of $27.3 and $23.0 at December 31, 2020 and 2019, respectively)	99.1	93.0
Assets of discontinued operations (includes cash and equivalents of $0.0 and $0.1 at December 31, 2020 and 2019, respectively)	0.3	1.7
Total current assets	682.6	632.1
Property, plant and equipment:
Land	19.4	18.7
Buildings and leasehold improvements	128.0	121.9
Machinery and equipment	356.7	342.3
	504.1	482.9
Accumulated depreciation	(314.4)	(303.8)
Property, plant and equipment, net	189.7	179.1
Goodwill	499.9	449.3
Intangibles, net	305.0	251.7
Other assets	616.4	605.5
Deferred income taxes	3.9	16.4
Assets of discontinued operations	0.2	0.4
TOTAL ASSETS	$2,297.7	$2,134.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$138.5	$141.2
Contract liabilities	103.5	100.5
Accrued expenses	233.6	219.6
Income taxes payable	0.4	2.2
Short-term debt	101.2	142.6
Current maturities of long-term debt	7.2	1.0
Liabilities of discontinued operations	0.5	1.5
Total current liabilities	584.9	608.6

Long-term debt	304.0	249.9
Deferred and other income taxes	23.8	26.3
Other long-term liabilities	755.8	747.1
Liabilities of discontinued operations	—	0.2
Total long-term liabilities	1,083.6	1,023.5

Equity:
Common stock	0.5	0.5
Paid-in capital	1,319.9	1,302.4
Retained deficit	(488.1)	(584.8)
Accumulated other comprehensive income	248.5	244.3
Common stock in treasury	(451.6)	(460.0)
Total equity	629.2	502.4
TOTAL LIABILITIES AND EQUITY	$2,297.7	$2,134.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENT
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2020	December 31, 2019	Δ	%/bps	December 31, 2020	December 31, 2019	Δ	%/bps
HVAC reportable segment

Revenues	$185.3	$193.8	$(8.5)	(4.4)%	$590.7	$593.2	$(2.5)	(0.4)%
Gross profit	62.6	68.7	(6.1)		197.9	196.2	1.7
Selling, general and administrative expense	28.0	29.5	(1.5)		101.6	99.4	2.2
Intangible amortization expense	0.7	1.1	(0.4)		2.9	1.4	1.5
Income	$33.9	$38.1	$(4.2)	(11.0)%	$93.4	$95.4	$(2.0)	(2.1)%
as a percent of revenues	18.3%	19.7%		-140bps	15.8%	16.1%		-30 bps

Detection & Measurement reportable segment

Revenues	$118.1	$100.5	$17.6	17.5%	$387.3	$384.9	$2.4	0.6%
Gross profit	52.0	47.7	4.3		168.6	178.3	(9.7)
Selling, general and administrative expense	26.3	23.4	2.9		88.4	89.1	(0.7)
Intangible amortization expense	5.0	1.8	3.2		11.1	7.5	3.6
Income	$20.7	$22.5	$(1.8)	(8.0)%	$69.1	$81.7	$(12.6)	(15.4)%
as a percent of revenues	17.5%	22.4%		-490 bps	17.8%	21.2%		-340 bps

Engineered Solutions reportable segment

Revenues	$152.7	$150.8	$1.9	1.3%	$577.5	$548.9	$28.6	5.2%
Gross profit	29.8	30.7	(0.9)		115.3	96.7	18.6
Selling, general and administrative expense	14.0	14.6	(0.6)		54.8	53.7	1.1
Income	$15.8	$16.1	$(0.3)	(1.9)%	$60.5	$43.0	$17.5	40.7%
as a percent of revenues	10.3%	10.7%		-40 bps	10.5%	7.8%		270 bps

Other

Revenues	$0.7	$(1.7)	$2.4	141.2%	$4.0	$(6.1)	$10.1	165.6%
Gross profit (loss)	(1.3)	(3.2)	1.9		(2.9)	(28.5)	25.6
Selling, general and administrative expense	4.0	4.0	—		16.4	15.1	1.3
Loss	$(5.3)	$(7.2)	$1.9	26.4%	$(19.3)	$(43.6)	$24.3	55.7%

Consolidated Revenues	$456.8	$443.4	$13.4	3.0%	$1,559.5	$1,520.9	$38.6	2.5%
Consolidated Segment Income	65.1	69.5	(4.4)	(6.3)%	203.7	176.5	27.2	15.4%
as a percent of revenues	14.3%	15.7%		-140 bps	13.1%	11.6%		150 bps

Total segment income	$65.1	$69.5	$(4.4)		$203.7	$176.5	$27.2
Corporate expense	14.7	13.8	0.9		44.8	46.7	(1.9)
Long-term incentive compensation expense	3.8	3.5	0.3		14.0	13.6	0.4
Impairment intangible assets	0.7	—	0.7		0.7	—	0.7
Special charges, net	1.6	0.6	1.0		3.2	4.4	(1.2)
Other operating expense	9.4	—	9.4		9.0	1.8	7.2
Consolidated operating income	$34.9	$51.6	$(16.7)	(32.4)%	$132.0	$110.0	$22.0	20.0%
as a percent of revenues	7.6%	11.6%		-400 bps	8.5%	7.2%		130 bps

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flows from (used in) operating activities:
Net income	$24.6	$25.4	$97.2	$65.3
Less: Loss from discontinued operations, net of tax	(2.3)	(3.7)	(3.5)	(5.8)
Income from continuing operations	26.9	29.1	100.7	71.1
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	1.6	0.6	3.2	4.4
Gain on change in fair value of equity security	(1.2)	—	(8.6)	(7.9)
Impairment of intangible assets	0.7	—	0.7	—
Loss on amendment/refinancing of senior credit agreement	—	0.6	—	0.6
Deferred and other income taxes	(1.7)	6.6	11.3	15.2
Depreciation and amortization	13.1	9.8	41.7	34.2
Pension and other employee benefits	9.0	12.6	14.3	20.2
Long-term incentive compensation	3.8	3.5	14.0	13.6
Other, net	0.7	1.1	4.1	2.6
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	(48.4)	(19.2)	2.8	72.0
Inventories	22.8	10.0	(2.2)	(8.9)
Accounts payable, accrued expenses and other	44.6	26.2	(48.1)	(60.0)
Cash spending on restructuring actions	(0.4)	(0.9)	(2.8)	(2.9)
Net cash from continuing operations	71.5	80.0	131.1	154.2
Net cash used in discontinued operations	(1.6)	(1.2)	(4.8)	(5.6)
Net cash from operating activities	69.9	78.8	126.3	148.6

Cash flows from (used in) investing activities:
Proceeds (expenditures) related to company owned life insurance, net	(1.3)	—	(0.2)	5.9
Business acquisitions, net of cash acquired	(16.5)	(59.9)	(104.4)	(147.1)
Capital expenditures	(6.5)	(7.1)	(21.5)	(17.8)
Other	—	—	—	(0.2)
Net cash used in continuing operations	(24.3)	(67.0)	(126.1)	(159.2)
Net cash from discontinued operations	—	—	—	5.5
Net cash used in investing activities	(24.3)	(67.0)	(126.1)	(153.7)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	13.7	461.4	197.6	593.8
Repayments under senior credit facilities	(88.9)	(432.6)	(207.8)	(560.2)
Borrowings under trade receivables agreement	69.4	38.0	134.4	93.0
Repayments under trade receivables agreement	(46.0)	(52.0)	(106.4)	(116.0)
Net repayments under other financing arrangements	(0.4)	(4.3)	(2.2)	(0.6)
Payment of contingent consideration	—	—	(1.5)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	3.6	0.3	1.8	(3.9)
Financing fees paid	—	(1.6)	—	(1.6)
Purchase of subsidiary shares	—	(15.6)	—	(15.6)
Net cash from (used in) continuing operations	(48.6)	(6.4)	15.9	(11.1)
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(48.6)	(6.4)	15.9	(11.1)
Change in cash and equivalents due to changes in foreign currency exchange rates	0.6	—	(2.5)	2.1
Net change in cash and equivalents	(2.4)	5.4	13.6	(14.1)
Consolidated cash and equivalents, beginning of period	70.7	49.3	54.7	68.8
Consolidated cash and equivalents, end of period	$68.3	$54.7	$68.3	$54.7

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2020
Beginning cash and equivalents	$54.7
Cash from continuing operations	131.1
Capital expenditures	(21.5)
Expenditures related to company-owned life insurance policies, net	(0.2)
Business acquisitions, net of cash acquired	(104.4)
Borrowings under senior credit facilities	197.6
Repayments under senior credit facilities	(207.8)
Borrowings under trade receivables agreement	134.4
Repayments under trade receivables agreement	(106.4)
Net repayments under other financing arrangements	(2.2)
Net proceeds from the exercise of employee stock options, net of minimum withholdings paid on behalf of employees for net share settlements	1.8
Payment of contingent consideration	(1.5)
Cash used in discontinued operations	(4.8)
Change in cash due to changes in foreign currency exchange rates	(2.5)
Ending cash and equivalents	$68.3

	Debt at				Debt at
	December 31, 2019	Borrowings	Repayments	Other	December 31, 2020
Revolving loans	$140.0	$197.6	$(207.8)	$—	$129.8
Term loan	250.0	—	—	—	250.0
Trade receivables financing arrangement	—	134.4	(106.4)	—	28.0
Other indebtedness	5.3	—	(2.2)	2.9	6.0
Less: Deferred financing costs associated with the term loan	(1.8)	—	—	0.4	(1.4)
Totals	$393.5	$332.0	$(316.4)	$3.3	$412.4

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT & ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended December 31, 2020
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	(4.4)%	17.5%	1.3%

Exclude: Foreign Currency	0.5%	1.0%	—%

Exclude: Acquisitions	3.0%	13.9%	—%

Organic Revenue Growth (Decline)	(7.9)%	2.6%	1.3%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated revenue	$456.8	$443.4	$1,559.5	$1,520.9

Exclude: "Other" operating segment(1)	0.7	(1.7)	4.0	(6.1)

Adjusted consolidated revenue	$456.1	$445.1	$1,555.5	$1,527.0

Total segment income	$65.1	$69.5	$203.7	$176.5

Exclude: "Other" operating segment(1)	(5.3)	(7.2)	(19.3)	(43.6)

Exclude: One-time acquisition related costs (2)	(1.2)	0.2	(1.3)	(2.0)

Exclude: Amortization expense (3)	(5.7)	(2.9)	(14.0)	(8.9)

Adjusted segment income	$77.3	$79.4	$238.3	$231.0
as a percent of adjusted revenues (4)	16.9%	17.8%	15.3%	15.1%

HVAC REPORTABLE SEGMENT:
	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
HVAC segment income	$33.9	$38.1	$93.4	$95.4

Exclude: One-time acquisition related costs (2)	(0.5)	—	(0.6)	—

Exclude: Amortization expense (3)	(0.7)	(1.1)	(2.9)	(1.4)

HVAC adjusted segment income	$35.1	$39.2	$96.9	$96.8
as a percent of HVAC segment revenues (4)	18.9%	20.2%	16.4%	16.3%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Detection & Measurement segment income	$20.7	$22.5	$69.1	$81.7

Exclude: One-time acquisition related costs (2)	(0.7)	0.2	(0.7)	(2.0)

Exclude: Amortization expense (3)	(5.0)	(1.8)	(11.1)	(7.5)

Detection & Measurement adjusted segment income	$26.4	$24.1	$80.9	$91.2
as a percent of Detection & Measurement segment revenues (4)	22.4%	24.0%	20.9%	23.7%

(1) Represents the removal of the financial results of our South Africa business. Note: This business is being reported as an "Other" operating segment for U.S. GAAP purposes due to certain wind-down activities that are occurring within this business.

(2) Primarily represents one-time acquisition costs related to the HVAC and Detection & Measurement reportable segments during the three and twelve months ended December 31, 2020 and additional "Cost of products sold" recorded during the three and twelve months ended December 31, 2020 related to the step-up of inventory (to fair value) acquired in connection with the Sensors & Software acquisition and the three and twelve months ended December 31, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik and Cues acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable Segments and Other Operating Segment" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating income	$34.9	$51.6	$132.0	$110.0

Exclude:
Aggregate operating loss of the South Africa business (1)	(5.9)	(7.7)	(20.1)	(46.8)

One-time acquisition related costs (2)	(2.0)	(0.4)	(3.0)	(4.8)

Other operating income/expense (3)	—	—	0.4	(1.8)

Amortization expense (4)	(5.7)	(2.9)	(14.0)	(8.9)

Impairment of intangible assets	(0.7)	—	(0.7)	—

Adjusted operating income	$49.2	$62.6	$169.4	$172.3
as a percent of adjusted revenues (5)	10.8%	14.1%	10.9%	11.3%

(1) Represents the removal of the operating results of our South Africa business, inclusive of "special charges" of $0.6 and $0.5 during the three months ended December 31, 2020 and 2019, respectively, and $0.8 and $3.2 during the twelve months ended December 31, 2020 and 2019, respectively.

(2) Represents one-time acquisition related costs during the three months ended December 31, 2020 and December 31, 2019 associated with (i) inventory step-up of $0.3 and $(0.2), respectively, and (ii) integration and transaction costs of $1.7 and $0.6, respectively, and one-time acquisition related costs during the twelve months ended December 31, 2020 and December 31, 2019 associated with (i) inventory step-up of $0.3 and $2.0, respectively, and (ii) integration and transaction costs of $2.7 and $2.8.

(3) Represents income/expense associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business for the twelve months ended December 31, 2020 and 2019.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable Segments and Other Operating Segment" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$65.1	$12.2	$77.3
Corporate expense (2)	(14.7)	0.8	(13.9)
Long-term incentive compensation expense	(3.8)	—	(3.8)
Impairment of intangible assets (3)	(0.7)	0.7	—
Special charges, net (4)	(1.6)	0.6	(1.0)
Other operating expense	(9.4)	—	(9.4)
Operating income	34.9	14.3	49.2

Other expense, net (5)	(6.7)	3.9	(2.8)
Interest expense, net	(4.4)	—	(4.4)
Income from continuing operations before income taxes	23.8	18.2	42.0
Income tax (provision) benefit (6)	3.1	(3.8)	(0.7)
Income from continuing operations	26.9	14.4	41.3

Dilutive shares outstanding	46.151		46.151

Earnings per share from continuing operations	$0.58		$0.89

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa business ($5.3), (ii) amortization expense associated with acquired intangible assets ($5.7), (iii) one-time acquisitions costs of ($0.9), and (iv) inventory step-up charges related to the Sensors & Software acquisition of ($0.3).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of non-cash charges related to the impairment of certain intangible assets.

(4) Adjustment represents removal of restructuring charges associated with the South Africa business.

(5)Adjustment primarily represents the removal of non-service pension and postretirement charges ($7.1), foreign currency gains associated with the South Africa business ($2.0), and a gain on equity security associated with a fair value adjustment ($1.2).

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$203.7	$34.6	$238.3
Corporate expense (2)	(44.8)	1.7	(43.1)
Long-term incentive compensation expense	(14.0)	—	(14.0)
Impairment of intangible assets (3)	(0.7)	0.7	—
Special charges (4)	(3.2)	0.8	(2.4)
Other operating expenses (5)	(9.0)	(0.4)	(9.4)
Operating income	132.0	37.4	169.4

Other income, net (6)	2.7	(2.7)	—
Interest expense, net	(18.2)	—	(18.2)
Income from continuing operations before income taxes	116.5	34.7	151.2
Income tax provision (7)	(15.8)	(7.4)	(23.2)
Income from continuing operations	100.7	27.3	128.0

Dilutive shares outstanding	45.766		45.766

Earnings per share from continuing operations	$2.20		$2.80
(1) Adjustment represents the removal of (i) operating losses associated with the South Africa business ($19.3), (ii) amortization expense associated with acquired intangible assets ($14.0), (iii) one-time acquisitions costs of ($1.0), and (iv) inventory step-up charges related to the Sensors & Software acquisition of ($0.3).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of non-cash charges related to the impairment of certain intangible assets.

(4) Adjustment primarily represents removal of restructuring charges associated with the South Africa business.

(5) Adjustment represents the removal of income associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(6) Adjustment primarily represents the removal of non-service pension and postretirement charges ($7.8), foreign currency gains associated with the South Africa business ($1.9), and a gain on equity security associated with a fair value adjustment ($8.6).

(7) Adjustment primarily represents the tax impact of items (1) through (6) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$69.5	$9.9	$79.4
Corporate expense (2)	(13.8)	0.6	(13.2)
Long-term incentive compensation expense	(3.5)	—	(3.5)
Special charges, net (3)	(0.6)	0.5	(0.1)
Operating income	51.6	11.0	62.6

Other expense, net (4)	(15.0)	11.2	(3.8)
Interest expense, net (5)	(4.9)	(0.1)	(5.0)
Loss on amendment/refinancing of senior credit agreement (6)	(0.6)	0.6	—
Income from continuing operations before income taxes	31.1	22.7	53.8
Income tax provision (7)	(2.0)	(8.3)	(10.3)
Income from continuing operations	29.1	14.4	43.5
Less: Net loss attributable to redeemable noncontrolling interest	—	—	—
Net income from continuing operations attributable to SPX Corporation common shareholders	29.1	14.4	43.5

Adjustment related to redeemable noncontrolling interest (8)	5.6	(5.6)	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	$34.7	$8.8	$43.5

Dilutive shares outstanding	45.491		45.491

Earnings per share from continuing operations	$0.76		$0.96

(1) Adjustment primarily represents the removal of (i) operating losses associated with the South Africa business ($7.2) and (ii) amortization expense associated with acquired intangible assets ($2.9).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South Africa business.

(4) Adjustment represents the removal of non-service pension and postretirement charges ($11.0) and foreign currency losses ($0.2) associated with the South Africa business.

(5) Represents removal of interest income associated with the South Africa business.

(6) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(7) Adjustment represents the tax impact of items (1) through (6) above and the removal of certain income tax benefits that are considered non-recurring.

(8) Adjustment represents removal of noncontrolling interest amounts associated with our South Africa subsidiary.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$176.5	$54.5	$231.0
Corporate expense (2)	(46.7)	2.6	(44.1)
Long-term incentive compensation expense	(13.6)	—	(13.6)
Special charges, net (3)	(4.4)	3.4	(1.0)
Other operating expenses (4)	(1.8)	1.8	—
Operating income	110.0	62.3	172.3

Other income (expense), net (5)	(5.2)	6.7	1.5
Interest expense, net (6)	(19.2)	(0.1)	(19.3)
Loss on amendment/refinancing of senior credit agreement (7)	(0.6)	0.6	—
Income from continuing operations before income taxes	85.0	69.5	154.5
Income tax provision (8)	(13.9)	(16.5)	(30.4)
Income from continuing operations	71.1	53.0	124.1
Less: Net loss attributable to redeemable noncontrolling interest	—	—	—
Net income from continuing operations attributable to SPX Corporation common shareholders	71.1	53.0	124.1

Adjustment related to redeemable noncontrolling interest (9)	5.6	(5.6)	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	$76.7	$47.4	$124.1

Dilutive shares outstanding	44.957		44.957

Earnings per share from continuing operations	$1.71		$2.76

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa businesses ($43.6), (ii) amortization expense associated with acquired intangible assets ($8.9), and (iii) inventory step-up charges related to the Sabik and Cues acquisitions of ($2.0) .

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment primarily represents removal of restructuring charges associated with the South Africa business.

(4) Adjustment represents removal of charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(5) Adjustment primarily represents the removal of non-service pension and postretirement charges ($14.0), foreign currency losses associated with the South Africa business ($0.6), and a gain on equity security associated with a fair value adjustment ($7.9).

(6) Represents removal of interest income associated with the South Africa business.

(7) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(8) Adjustment represents the tax impact of items (1) through (7) above and the removal of certain income tax benefits that are considered non-recurring.

(9) Adjustment represents removal of non-controlling interest amounts associated with our South Africa business.